SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                     February 22, 2006
                       Date of Report
             (Date of Earliest Event Reported)

            CRYSTAL FINANCE HOLDING CORPORATION
   (Exact Name of Registrant as Specified in its Charter)

                     900 S. Shackleford
                         Suite 300
                Little Rock, Arkansas 72211
          (Address of Principal Executive Offices)

                        501/978-1115
              (Registrant's Telephone Number)

              CRYSTAL ACQUISITION CORPORATION
                     1504 R Street N.W.
                   Washington, D.C. 20009
              (Former Name and Former Address)

     Delaware             0-31405              52-2257556
 (State or other     (Commission File        (IRS Employer
 jurisdiction of          Number)            Identification No.)
   incorporation

ITEM 1.01 Entry into Material Definitive Agreement

     On February 22, 2006, Crystal Acquisition Corporation, Pierce Mill Associates, Inc. and Twiple Finance Holdings, Inc. entered into an agreement under which a change in control of the Registrant would occur. The terms and events of the agreement are described below under "Changes in Control of Registrant".

ITEM 3.02 Unregistered Sales of Equity Securities

     On February 22, 2006 the Registrant agreed to issue to the shareholders of Twiple Finance common shares of the Registrant in amounts to be designated by Twiple Finance. Upon such issuance a Current Report on Form 8-K will be filed to report such sales.

ITEM 5.01 Changes in Control of Registrant

     (a) On February 28, 2006, pursuant to the terms of the agreement dated February 22, 2006, the following events occurred:

     1. The 1,000,000 common shares of the Registrant owned by Pierce Mill were redeemed.

     2.  The sole officer and director of the Registrant resigned.

     3. Michael K. Wooldridge, Esq. was elected director and appointed President, Treasurer and Secretary of the Registrant.

     (b) This Current Report on Form 8-K incorporates by reference the information contained in the Form 10-SB filed by the Registrant on August 29, 2000 and its subsequent filing with the Securities and Exchange Commission pursuant to Sections 13 or 15(d) of the Securities Exchange Act.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in
          Fiscal Year

     On February 27, 2006, the Registrant amended its certificate of incorporation to change its name to Crystal Finance Holding Corporation and to increase its capitalization to 500,000,000 common shares and 50,000,000 preferred shares.

                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                              CRYSTAL FINANCE HOLDING CORPORATION


Date:   2-28-06               M. Kelly Woolridge
                              President